ERNST FUNDS - GLOBAL ASSET ALLOCATION FUND
CUSIP NUMBER 222861783

FOR QUORUM:

Record Date Share Positions:	596,669.00
Total Proxies:			      81

For Proposals

	551,058.00 Shares	92.36% Of Total Shares
	     19 Proxies	23.46% of Total Proxies

1. Approval of new investment advisory agreement between the Coventry Group and Ernst & Company.

Shares Voted	% of Voted	% of Total
For		550,592.00	99.92		92.28%
Against	      0.00	0.00%		 0.00%
Abstain	    465.00	0.08%		 0.08%
TOTAL		551,057.00	100.00%	92.36%

2c.	Approval of new sub-investment advisory agreement
between Ernst & Company and National Mutual Funds
Management (Global) Ltd., with respect to Ernst
Global Asset Allocation Fund.

	Shares Voted	% of Voted	% of Total
For	   550,592.00	  99.92%		92.28%
Against        0.00	    0.00%		 0.00%
Abstain      465.00	    0.08%          0.08%
TOTAL	 551,057.00		  100.00%		92.36%

In accordance with our customary procedures, we have examined the proxies received, but do not guarantee the genuineness of the signatures thereof, or assume any responsibility for the legality of any proxy.




















ERNST FUNDS - GLOBAL RESOURCE FUND
CUSIP NUMBER 222861791

FOR QUORUM:

Record Date Share Positions:	1,050,198.00
Total Proxie                         63

For Proposals
	1,020,350.00  Shares	97.16% Of Total Shares
	          12  Proxies	19.05% of Total Proxies

2. Approval of new investment advisory agreement between the Coventry Group and Ernst & Company.

 		Shares Voted	% of Voted	% of Total
For		1,017,963.00	  99.77%		96.93%
Against	        0.00	    0.00%		  0.00%
Abstain	       2,386.00	    0.23%		  0.23%
TOTAL		1,020,349.00	100.00%		97.16%

2c.	Approval of new sub-investment advisory agreement between
Ernst & Company and National Mutual Funds Management
(Global) Ltd., with respect to Ernst Global Resources Fund.

		Shares Voted	% of Voted	% of Total
For		1,017,963.00	 99.77%		96.93%
Against             0.00	   0.00%  	       0.00%
Abstain         2,386.00	   0.23%           0.23%
TOTAL		1,020,349.00	100.00%		97.16%

In accordance with our customary procedures, we have examined the proxies received, but do not guarantee the genuineness of the signatures thereof, or assume any responsibility for the legality of any proxy.






















ERNST FUNDS - ASIA FUND
CUSIP NUMBER 222861817

FOR QUORUM:

Record Date Share Positions:	601,764.00
Total Proxies:			     82

For Proposals
	568,064.00 Shares	94.40% Of Total Shares
	     23 Proxies	28.05% of Total Proxies

3. Approval of new investment advisory agreement between the Coventry Group and Ernst & Company.

		Shares Voted	% of Voted	% of Total
For		567,070.00		99.83%		94.23%
Against	      0.00	 	 0.00%		  0.00%
Abstain	    994.00	  	0.17%			  0.17%
TOTAL		568,064.00		100.00%		94.40%

2c.	Approval of new sub-investment advisory agreement between
Ernst & Company and Koeneman Capital Management
Pte Ltd., with respect to Ernst Asia Fund.

		Shares Voted	% of Voted	% of Total

For		567,070.00	 	 99.83%	94.23%
Against           0.00	   	 0.00%	 0.00%
Abstain         994.00	   	 0.17%       0.17%
TOTAL	 	568,064.00		100.00%	94.40%

In accordance with our customary procedures, we have examined the proxies received, but do not guarantee the genuineness of the signatures thereof, or assume any responsibility for the legality of any proxy.